EXHIBIT 23.1



               CONSENT OF INDEPENDENT ACCOUNTANTS



      We consent to the incorporation by reference in the registration statement of Millipore Corporation on Form S-3 of our report dated January 22, 1997 on our audits of the consolidated financial statements of Millipore Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in the Company's 1996 Annual Report on Form 10-K.

      We also consent to the references to our Firm under the caption "Experts".




                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 7, 1997